AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1998
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         URSTADT BIDDLE PROPERTIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MARYLAND                                            04-2458042*
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830
                                 (203) 863-8200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

            CHARLES J. URSTADT                             With copies to:
   CHAIRMAN AND CHIEF EXECUTIVE OFFICER                    THOMAS J. DRAGO
      URSTADT BIDDLE PROPERTIES INC.                      COUDERT BROTHERS
            321 RAILROAD AVENUE                      1114 AVENUE OF THE AMERICAS
       GREENWICH, CONNECTICUT 06830                NEW YORK, NEW YORK 10036-7703
              (203) 863-8200                               (212) 626-4400

(Name, address, including zip code, and
 telephone number, including area code,
         of agent for service)

                               ------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

* I.R.S. Employer Identification Number of HRE Properties, the predecessor to the registrant prior to the Reorganization described in Registration Statement No. 333-19113-01.

                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                  Proposed        Proposed
    Title of                  Amount              Maximum          Maximum             Amount of
    Shares To                 To Be            Offering Price     Aggregate           registration
  Be Registered              Registered          Per Unit (1)   Offering Price (1)        fee
--------------------------------------------------------------------------------------------------------
Class A Common Stock, par    250,000 shares(2)     $8.0625       $2,015,625            $594.61
value $.01 per share
--------------------------------------------------------------------------------------------------------

(1) Based upon the average of the high and low sales prices for shares of Class A Common Stock of the Registrant as reported on the New York
         Stock Exchange on September 21, 1998, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

(2) The Prospectus that forms a part of this Registration Statement also applies to Registration Statement No. 33-57119 (the "Prior Registration Statement") and the 219,569 shares of Common Stock, par value $.01 per share (the "Original Common Stock"), left unsold from the initial 250,000 shares of Common Stock registered under the Prior Registration Statement in accordance with Rule 429.

================================================================================

PROSPECTUS

                         URSTADT BIDDLE PROPERTIES INC.

                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

         On June 16, 1998, the Board of Directors of Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), declared a special stock dividend (the "Stock Dividend") on the Company's Common Stock, par value $.01 per share (the "Original Common Stock"), consisting of one share of a newly created class of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), for each share of Original Common Stock outstanding as of the close of business on July 31, 1998 (the "Record Date"). The Stock Dividend was paid on August 14, 1998, to holders of record of the Original Common Stock as of the close of business on the Record Date.

         As a result of the establishment of the Class A Common Stock and the declaration and payment of the Class A Common Stock pursuant to the Stock Dividend, the Board of Directors of the Company amended and restated the Company's Dividend Reinvestment and Share Purchase Plan (as amended and restated, the "Plan"). The Plan provides holders of shares of Original Common Stock and holders of shares of Class A Common Stock with a convenient and economical way to purchase additional shares of Original Common Stock and Class A Common Stock, respectively, without the payment of any brokerage commission or service charge.

         Participants in the Plan may:

          o Automatically reinvest cash dividends on all shares of Original Common Stock registered in their names in additional shares of Original Common Stock.

          o Automatically reinvest cash dividends on all shares of Class A Common Stock registered in their names in additional shares of Class A Common Stock.

          o Automatically reinvest cash dividends on less than all shares of Original Common Stock registered in their names in additional shares of Original Common Stock and continue to receive cash dividends on the remaining shares of Original Common Stock.

          o Automatically reinvest cash dividends on less than all shares of Class A Common Stock registered in their names in additional shares of Class A Common Stock and continue to receive cash dividends on the remaining shares of Class A Common Stock.

         The price of the Original Common Stock and the Class A Common Stock purchased with reinvested dividends will be the higher of (x) 95% of the closing price of the Original Common Stock or the Class A Common Stock, as applicable, on the dividend payment date (see Question 13) or (y) 100% of the average of the daily high and low sale prices of the Original Common Stock or the Class A Common Stock, as applicable, for the period of five trading days ending on the day of purchase (as applicable, as published in the Eastern Edition of The Wall Street Journal report of the New York Stock Exchange -- Composite Transactions) (see Question 13).

         Holders of Original Common Stock and holders of Class A Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

         This Prospectus relates to 219,569 authorized and unissued shares of Original Common Stock and 250,000 authorized and unissued shares of Class A Common Stock under the Plan. IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is September 25, 1998.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

AVAILABLE INFORMATION..................................................  3

DOCUMENTS INCORPORATED BY REFERENCE....................................  3

THE COMPANY............................................................  4

AMENDMENTS TO THE PLAN.................................................  4

THE PLAN...............................................................  4
         Purpose .....................................................   4
         Advantages....................................................  5
         Administration................................................  5
         Interpretation................................................  5
         Eligibility...................................................  5
         Participation.................................................  6
         Purchases.....................................................  7
         Costs  .......................................................  8
         Dividends.....................................................  8
         Reports to Participants.......................................  8
         Certificates For Shares.......................................  8
         Withdrawal From The Plan......................................  9
         Other Information.............................................  9

USE OF PROCEEDS........................................................ 12

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................. 12

EXPERTS................................................................ 12

LEGAL OPINION.......................................................... 12







                                      (2)

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains certain of such reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov. Such reports, proxy and information statements and other information may also be inspected at the offices of The New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, upon which exchange the Company's Common Stock and Class A Common Stock are listed.

         The Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-3 (including all amendments and exhibits thereto, the "Registration Statement") with respect to the Company's Original Common Stock and Class A Common Stock issuable pursuant to the Plan. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above.

         This  Prospectus  incorporates by reference  documents  relating to the
Company which are not presented herein or delivered herewith. These documents (not including exhibits thereto, unless such exhibits are specifically incorporated by reference herein) are available without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request directed to Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, Connecticut, 06830, (telephone number (203) 863-8200),
Attention: James R. Moore, Secretary.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus:

          (1) Annual Report on Form 10-K filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended October 31, 1997.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1997.

          (3) The description of the Company's Class A Common Stock contained in a Registration Statement on Form 8-A filed under the Exchange Act on June 17, 1998, including any amendment or reports filed for the purpose of updating such description and the description of the Company's Common Stock contained in the Company's Registration
              Statement on Form 8-B, filed under the Exchange Act on March 12, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.






                                      (3)

                                   THE COMPANY

         Urstadt Biddle Properties Inc., a Maryland corporation which was incorporated on December 30, 1996 (the "Company"), is the successor in interest to HRE Properties, a Massachusetts business trust which was established on July 7, 1969. The Company is in the business of making real estate investments. Since its organization, the Company has continuously operated as a qualified real estate investment trust pursuant to the applicable provisions of the Internal Revenue Code of 1986, as amended. The principal executive offices of the Company are located at 321 Railroad Avenue, Greenwich, Connecticut 06830 (telephone number: (203) 863-8200).


                             AMENDMENTS TO THE PLAN

         On June 16, 1998, the Board of Directors of the Company declared a special stock dividend (the "Stock Dividend") on the Company's Common Stock, par value $.01 per share (the "Original Common Stock"), consisting of one share of a newly created class of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), for each share of Original Common Stock outstanding as of the close of business on July 31, 1998 (the "Record Date"). The Stock Dividend was paid on August 14, 1998, to holders of record of the Original Common Stock as of the close of business on the Record Date. As a result of the establishment of the Class A Common Stock and the declaration and payment of the Class A Common Stock pursuant to the Stock Dividend, the Board of Directors of the Company amended and restated the Company's Dividend Reinvestment and Share Purchase Plan as set forth herein.


                                    THE PLAN

         The Dividend Reinvestment and Share Purchase Plan, (as amended and restated, the "Plan"), for holders of Common Shares (as defined herein) of the Company is set forth in the following questions and answers.

         Please address all inquiries concerning the Plan to:

                  The Bank of New York
                  Investor Relations Department
                  P.O. Box 11258, Church Street Station
                  New York, New York 10286-1258

         Please send all sales, terminations and address changes to:

                  The Bank of New York
                  Urstadt Biddle Properties Inc. Dividend Reinvestment Plan P.O. Box 1958
                  Newark, New Jersey 07101-9774

         Please mention Urstadt Biddle Properties Inc. in all your correspondence and, if you are a participant in the Plan, give the number of your account. If you prefer, you may call The Bank of New York at (1-800-524-4458).


PURPOSE

         1.    What is the purpose of the Plan?

         The purpose of the Plan is to provide holders of record of the Company's Original Common Stock and holders of record of the Company's Class A Common Stock (the Class A Common Stock and the Original Common Stock should be referred to collectively as, the "Common Shares"), with a convenient and economical way of investing cash dividends on shares of Original Common Stock in additional shares of Original Common Stock and cash dividends on shares of Class A Common Stock in additional shares of Class A Common Stock without payment of any brokerage commission or service charge (see Question 13). Since such Common Shares will be purchased from the Company, the Company will receive additional funds to make investments in real estate and for other purposes.





                                      (4)

ADVANTAGES

         2.   What are the advantages of the Plan?

         By participating in the Plan:

          o You may purchase shares of Original Common Stock by reinvesting cash dividends on all or less than all of the shares of Original Common Stock registered in your name.

          o You may purchase shares of Class A Common Stock by reinvesting cash dividends on all or less than all of the shares of Class A Common Stock registered in your name.

          o You pay no brokerage commission or service charge in connection with investments under the Plan.

          o Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares to be credited to your account.

          o Record-keeping is simplified under the Plan by the provision of a statement of account to each participant.

          o You assure safekeeping of Common Shares credited to your account because certificates are not issued unless requested.


ADMINISTRATION

         3.   Who administers the Plan for participants?

         The Bank of New York (the "Agent") administers the Plan for participants, keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan. The Agent purchases Common Shares from the Company as agent for participants in the Plan and credits the shares to the accounts of the individual participants.

         On behalf of Plan participants, the Agent may use BNY ESI & Co., a wholly owned subsidiary of the Agent, for trading activity in connection with any sale of shares from the Plan. BNY ESI & Co. receives a commission in connection with the transactions it processes (see Question 15).


INTERPRETATION

         4.   How is the Plan to be interpreted?

         Any  question  of  interpretation   arising  under  the  Plan  will  be
determined by the Company and any such determination will be final.


ELIGIBILITY

         5.   Who is eligible to participate?

         All holders of record of Original Common Stock and all holders of record of Class A Common Stock are eligible to participate in the Plan. Beneficial owners whose Common Shares are registered in names other than their own (for instance, in the name of a broker or bank nominee (record holder)) must arrange participation with the broker or bank nominee.

         If for any reason a beneficial owner is unable to arrange participation with his or her nominee, the beneficial owner must become a record owner by having the Common Shares transferred to his or her name. The Company reserves the right to refuse to permit a broker or nominee to participate in the Plan if the terms of such participation would in the Company's judgment result in excessive cost to or burden on the Company.


                                      (5)

PARTICIPATION

         6.   How do holders of Common Shares join the Plan?

         Holders of record of Original Common Stock and holders of record of Class A Common Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to the Agent. An Authorization Card and a postage-paid return envelope may be obtained at any time by writing to The Bank of New York, Investor Relations Department, P.O. Box 11258, Church Street Station, New York, New York 10286-1258.

         7.   What does the Authorization Card provide?

         If you check the appropriate box on the Authorization Card, you may elect "Full Dividend Reinvestment of Original Common Stock" and the Agent will apply all cash dividends on all shares of Original Common Stock then or subsequently registered in your name toward the purchase of Original Common Stock.

         If you check the appropriate box on the Authorization Card, you may elect "Full Dividend Reinvestment of Class A Common Stock" and the Agent will apply all cash dividends on all shares of Class A Common Stock then or subsequently registered in your name toward the purchase of Class A Common Stock.

         If you elect to reinvest dividends on only a portion of your Original Common Stock, you should check the "Partial Dividend Reinvestment of Original Common Stock" on the Authorization Card and indicate the number of shares of Original Common Stock on which you wish to receive cash dividends. The Agent will apply the balance of your dividends toward the purchase of Original Common Stock. The number of shares of Original Common Stock on which you may elect to receive cash dividends may not exceed the total number of shares of Original Common Stock which have been issued to you.

         If you elect to reinvest cash dividends on only a portion of your Class A Common Stock, you should check the "Partial Dividend Reinvestment of Class A Common Stock" box on the Authorization Card and indicate the number of shares of Class A Common Stock on which you wish to receive cash dividends. The Agent will apply the balance of your dividends toward the purchase of Class A Common Stock. The number of shares of Class A Common Stock on which you may elect to receive cash dividends may not exceed the total number of shares of Class A Common Stock which have been issued to you.

         The Agent will reinvest automatically any subsequent dividends on Common Shares credited to your account under the Plan. The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the Common Shares designated on your Authorization Card and on all Common Shares accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, submit a new Authorization Card changing the number of Common Shares on which you wish to receive cash dividends or until the Plan is terminated. See Question 24 for the consequences of sales of Common Shares subject to the Plan.

         8.   What are my options under the Plan?

         By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

          o To reinvest cash dividends automatically on all shares of Original Common Stock now and subsequently registered in your name in additional shares of Original Common Stock at the applicable Purchase Price (as defined herein) on the dividend payment date (see Questions 12 and 13 for a description of the timing of the purchase of Common Shares and how the applicable Purchase Price is computed).

          o To reinvest cash dividends automatically on all shares of Class A Common Stock now and subsequently registered in your name in additional shares of Class A Common Stock at the applicable Purchase Price on the dividend payment date (see Questions 12 and 13 for a description of the timing of the purchase of Common Shares and how the applicable Purchase Price is computed).

          o To reinvest cash dividends automatically on less than all of the shares of Original Common Stock registered in your name in additional shares of Original Common Stock (receiving cash dividends on a specified number of full shares) at the applicable Purchase Price on the dividend payment date.


                                      (6)

          o To reinvest cash dividends automatically on less than all of the shares of Class A Common Stock registered in your name in additional shares of Class A Common Stock (receiving cash dividends on a specified number of full shares) at the applicable Purchase Price on the dividend payment date.

         9.   May I change options under the Plan?

         Yes. You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent. The answer to Question 6 tells how to obtain an Authorization Card and return envelope. Any change concerning the reinvestment of dividends must be received by the Agent not later than the record date for a dividend (see Question 10) in order for the change to become effective with respect to that dividend.

         10.  When will reinvestment of dividends on Common Shares start?

         If your Authorization Card is received by the Agent by the record date for determining the holders of Common Shares entitled to receive the next dividend, reinvestment of your dividends (or portion thereof) will commence with the next dividend. If your Authorization Card is received after the record date, reinvestment of your dividends (or portion thereof) will not start until payment of the next following dividend.

PURCHASES

         11.  What is the source of Common Shares purchased under the Plan?

         Common Shares purchased under the Plan come from authorized but unissued Common Shares of the Company. Common Shares will not be purchased in the open market.

         12.  When will dividends be invested in Common Shares?

         Reinvestment of dividends will be made on the date when the dividend becomes payable. Participants will become owners of Common Shares purchased under the Plan as of the date of purchase.

         13. What will be the Purchase Price of Common Shares purchased under the Plan?

         The price of Common Shares purchased from the Company with participants' reinvested cash dividends (the "Purchase Price") will be the higher of (x) 95% of the closing price of the Original Common Stock or Class A Common Stock, as applicable, on the dividend payment date or (y) 100% of the average of the daily high and low sales prices of the Original Common Stock or the Class A Common Stock, as applicable, for the period of five trading days ending on the dividend payment date (in each case as published in the Eastern Edition of The Wall Street Journal report of New York Stock Exchange-Composite Transactions). If there is no trading in the Common Shares on the NYSE for a substantial amount of time during any trading day in the five-day period, or if publication by The Wall Street Journal of reports of share transactions for any trading day in the five-day period does not take place or is subject to reporting error, the applicable Purchase Price will be determined by the Company on the basis of such market quotations as the Company and the Agent deem appropriate. Should The Wall Street Journal cease to be published or should daily high and low prices of the Common Shares no longer be reported for the New York Stock Exchange-Composite Transactions, then the Company, upon consultation with the Agent, will identify such other public reports or sources as the Company deems appropriate to obtain daily trading prices of its Common Shares.

         14. How will the number of Common Shares purchased for me be determined?

         The number of Common Shares that will be purchased for you will depend on the amount of your dividend to be invested and the applicable Purchase Price of the Common Shares. Your account will be credited with the number of Common Shares (including fractions computed to four decimal places) that results from dividing the aggregate amount of dividends to be invested by the applicable Purchase Price (also computed to four decimal places).

                                      (7)

COSTS

         15.  Are there any costs to me for my purchases under the Plan?

         There are no brokerage fees for purchase of Common Shares under the Plan because shares are purchased directly from the Company. All costs of administration of the Plan will be paid by the Company. However, if you request the Agent to sell your shares in the event of your withdrawal from the Plan (see Question 22), the Agent will deduct any brokerage commissions and transfer taxes incurred. Also, brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.


DIVIDENDS

         16.  Will dividends be paid on Common Shares held in my Plan account?

         Yes. Cash dividends on whole shares of Original Common Stock and on any fraction of a share of Original Common Stock credited to your account are automatically reinvested in additional shares of Original Common Stock and credited to your account. Cash dividends on whole shares of Class A Common Stock and on any fraction of a share of Class A Common Stock credited to your account are automatically reinvested in additional shares of Class A Common Stock and credited to your account.


REPORTS TO PARTICIPANTS

         17.  What kind of reports will be sent to me?

         Following each purchase of Common Shares for your account, the Agent will mail to you a statement of account showing amounts invested, the Purchase Price (see Question 13), the number of shares purchased, and other information for the year to date. These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of Common Shares, including the Company's quarterly and annual reports to shareholders and annual meeting materials.

         Note: Your dividend reinvestment statement contains a transaction advice at the bottom which should be utilized for all transaction processing. This will help expedite your request.

CERTIFICATES FOR SHARES

         18. Will I receive certificates for Common Shares purchased under the Plan?

         Common Shares purchased by the Agent for your account will be registered in the name of the Agent's nominee and certificates for such shares will not be issued to you until requested. The total number of shares credited to your account will be shown on each statement of account. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to your account will be issued to you at any time upon request to the Agent. Please utilize the tear-off stub attached to the bottom of your dividend reinvestment statement when requesting a withdrawal or termination. Cash dividends with respect to shares represented by certificates issued to you will continue to be automatically reinvested. Any remaining whole shares and fractions of a share will continue to be credited to your account. CERTIFICATES FOR FRACTIONS OF SHARES WILL NOT BE ISSUED UNDER ANY CIRCUMSTANCES.

         19.  May Common Shares in my Plan account be pledged?

         No. You must first request that certificates for shares credited to your Plan account be issued to you (see Question 18) before you can pledge such shares.

                                      (8)

         20.  In whose name will certificates be registered when issued?

         When issued, certificates for Common Shares will be registered in the name in which your Plan account is maintained. For holders of record, this generally will be the name or names in which your share certificates are registered at the time you enroll in the Plan. Upon request, shares will be registered in any other name upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

WITHDRAWAL FROM THE PLAN

         21.  When may I withdraw from the Plan?

         You may withdraw from the Plan at any time. If your request to withdraw is received prior to the record date for determining the holders entitled to receive the next dividend respecting any Common Shares held by you, your request will be processed following receipt of the request by the Agent. If your request to withdraw is received by the Agent on or after the record date for determining the holders entitled to receive the next dividend on such Common Shares but before payment of the dividend, the dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

         After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

         22.  How do I withdraw from the Plan?

         In order to withdraw from the Plan, complete the transaction advice attached to the bottom of your statement. The completed form should be sent to The Bank of New York, Urstadt Biddle Properties Inc. Dividend Reinvestment Plan, P.O. Box 1958, Newark, New Jersey 07101-9774. When you withdraw from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to your account under the Plan will be issued to you and you will receive a cash payment for any fraction of a share (see Question 23).

         Upon withdrawal from the Plan, you may request that all of your shares in the Plan, both whole and fractional, be sold. This sale will be made within ten trading days after receipt by the Agent of the request. You will receive the proceeds of the sale, less any brokerage commission and any transfer tax.

         You should be aware that the price of Common Shares may fall during the period between a request for sale, its receipt by the Agent and the ultimate sale in the open market within ten trading days after receipt. This risk should be carefully evaluated as you bear all the risk under such circumstances.

         No check will be mailed prior to settlement of funds from the brokerage firm. The settlement is on the third business day after the sale of shares.

         23.  What happens to my fractional share when I withdraw from the Plan?

         When you withdraw from the Plan, a cash adjustment representing any fraction of a share then credited to your account will be mailed directly to you. The cash payment will be based on the current market price of the Original Common Stock or the Class A Common Stock, as applicable (see Question 22).

OTHER INFORMATION

         24. What happens when I sell or transfer all of the shares registered in my name?

         If you dispose of all shares registered in your name, the Agent will continue to reinvest the dividends on shares credited to your account under the Plan subject to your right to withdraw from the Plan at any time.

                                      (9)

         25. What happens when I sell or transfer some (but not all) of my shares?

              (a)      Full Dividend Reinvestment.

              If you are investing the cash dividends on all of the shares registered in your name, and you dispose of a portion of these shares, the Agent will continue to reinvest the dividends on the remainder of the shares registered in your name.

              (b)      Partial Dividend Reinvestment.

              If you have directed the Agent to pay cash dividends to you on some of your shares and to reinvest dividends on the remainder of your shares, and you dispose of a portion of your shares, you should provide new written instructions to the Agent on how to handle your account. If the Agent does not receive new instructions, it may, in its discretion, either (i) pay cash dividends on all of your shares or (ii) continue to reinvest dividends on the number of shares, if any, you own in excess of the number of shares on which you have directed the Agent to pay cash dividends.

         26.  Can I effect "book-to-book" transfers?

         Participants  may  effect  "book-to-book"   transfers,   which  involve
transferring shares from an existing participant account to a new participant account, by following these steps:

          o Call the Agent's toll-free telephone number (1-800-524-4458) and request the Plan documents and an enrollment form for the new account to be opened.

          o Have the new participant(s) complete the enrollment form with the following information:

              - complete  name(s)  in which the  account  is to be registered;
              - address  (including  zip  code);  and
              - taxpayer identification number.

          o Send a written request to the Agent indicating the number of shares (full and/or fractional) which should be transferred to the new account. All participants in the existing account must sign the request and their signatures must be guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion Program, which was established pursuant to Rule 17Ad-15 of the Exchange Act and requires registered transfer agents, such as the Agent, to establish standards for the acceptance of signature guarantees and to reject requests for transfers from nonmembers or nonparticipants in the program.

          o   Return the completed enrollment form with the written request.

          o The costs associated with "book-to-book" transfers will be borne by the existing participant.

         27. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

         Any stock dividends or split shares distributed by the Company on Common Shares credited on your Plan account will be added to your account. Stock dividends or split shares distributed on Common Shares for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

         In a regular rights offering, as a holder of record you will receive rights based upon the total number of whole Common Shares owned: that is, the total number of shares for which you hold certificates and the total number of whole shares held in your Plan account.

         Transaction   processing  may  be  curtailed  or  suspended  until  the
completion of any stock dividend, stock split or rights offering.

         28.  Can I vote shares in my Plan account at meetings of shareholders?

         Yes. You will receive a proxy for the total number of Common Shares held -- both the shares for which you hold certificates and those credited to your Plan account. The total number of whole and fractional Common Shares held may also be voted in person at a meeting.

         If the proxy is not returned or if it is returned unsigned, none of your Common Shares will be voted unless you vote in person.


                                      (10)

         29. What are the U.S. Federal income tax consequences of participation in the Plan?

         For U.S. Federal income tax purposes, distributions paid to you by the Company which you reinvest in Common Shares pursuant to the Plan will be treated in the same manner as normal cash distributions. Distributions that are designated as capital gain dividends will be taxable as long-term capital gain to the extent of the Company's net capital gain for the year, regardless of how long you have held the underlying shares. Written notice designating a distribution (or portion thereof) as a capital gain dividend will be mailed to you by the Company not later than 30 days after the close of its taxable year. Distributions other than capital gain dividends will be taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits. If the Company makes distributions in excess of its current and accumulated earnings and profits, such distributions will constitute nontaxable returns of capital to the extent of your tax basis in the shares with respect to which the distributions are paid, and taxable gain to the extent of any excess. Your initial tax basis in your shares generally will equal the amount that you paid for such shares. Information as to the U.S. Federal income tax status of each calendar year's distributions will be mailed to the holders of Common Shares in January of the following year.

         You will recognize gain or loss upon a sale, redemption or other taxable disposition of Common Shares, such as when Common Shares are sold either by you or by the Agent at your request when you withdraw from the Plan (see Question 22), or when you receive a cash payment for a fractional share credited to your account upon withdrawal from or termination of the Plan (see Question
23). Such gain or loss generally is measured by the difference between the amount realized on the taxable disposition of the shares and your tax basis in such shares. In general, capital gain realized by a U.S. individual, estate or trust on a taxable disposition of Common Shares that are held (i) for one year or less will be treated as short-term capital gain taxable at ordinary income rates, or (ii) for more than one year will be subject to a maximum tax rate of 20 percent. For corporations, capital gains are generally taxed at the same rate as ordinary income.

         In general, capital losses realized by a corporate holder of Common Shares on a taxable disposition of Common Shares are deductible only against capital gains. A noncorporate holder of Common Shares (i.e., an individual, estate or trust) is subject to a similar rule, except that he or she may deduct up to $3,000 of excess capital losses against ordinary income each year. The net capital losses of a corporate holder of Common Shares not allowed in the year realized generally may be carried back three years and carried forward five years from the loss year. The capital losses of a noncorporate holder of Common Shares may not be carried back, but such losses may be carried forward indefinitely.

         The summary above discusses only U.S. Federal income tax considerations relating to the ownership of Common Shares and participation in the Plan. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder, as in effect on the date hereof. In particular, this summary does not address the tax treatment of holders of Common Shares who are subject to special tax rules, including, without limitation, dealers in securities, insurance companies, banks, tax-exempt entities or qualified pension and profit-sharing plans. Holders of Common Shares are advised to consult their own tax advisers as to the U.S., state, local and other tax consequences of the ownership of Common Shares and participation in the Plan.

         30. What is the responsibility of the Company and the Agent under the Plan?

         Neither the Company nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to purchase shares or to terminate a participant's account prior to receipt of notice in writing. NEITHER THE COMPANY NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

         31. How are income tax withholding provisions applied to participants?

         In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, less the amount of tax required to be withheld, will be applied by the Agent to the purchase of Common Shares. The statement of account mailed to each foreign participant after the final purchase of the calendar year will show the amount of tax withheld in that year. The same procedure will be followed in the case of individual domestic shareholders who fail to furnish the Company with a correct taxpayer identification number, who has unreported dividends or interest income, or who fails to certify to the Company that he is not subject to such withholding.


                                      (11)

         32. May the Plan be changed or discontinued?

         The Company reserves the right to modify, suspend or terminate the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. The Company also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to the Company.

                                 USE OF PROCEEDS

         The Company has no basis for estimating precisely either the number of Common Shares that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of Common Shares pursuant to the Plan, when and as received, to make investments in real estate and for other general corporate purposes. The Company considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefitting holders of Common Shares.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The By-Laws of the Company provide that the Company shall indemnify and hold harmless to the fullest extent permitted by, and under, applicable law any person who is or was a director or officer of the Company, who by reason of this status or service in that capacity was, is, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative. Such indemnification shall be against all liability and loss suffered and expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred by the individual in connection with such proceeding.

         In addition, the Company has entered into indemnification agreements with certain of its directors, indemnifying them against expenses, settlements, judgments and levies incurred in connection with any action, suit or proceeding, whether civil or criminal, where the individual's involvement is by reason of the fact that he is or was a director.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     EXPERTS

         The financial statements which are contained in the Company's Annual Report on Form 10-K for the year ended October 31, 1997 are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the report of said firm, as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the shares of Original Common Stock and Class A Common Stock offered by this Prospectus will be passed upon for the Company by Miles & Stockbridge P.C., Baltimore, Maryland.




                                      (12)

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE COMPANY OR ANY AGENT OF THE COMPANY OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THIS PROSPECTUS RELATES ONLY TO THE COMMON SHARES OF THE COMPANY OFFERED HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF THE COMPANY.



                          ----------------------------












                         URSTADT BIDDLE PROPERTIES INC.




                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN











                       Prospectus dated September 25, 1998

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a list of expenses which have been and are estimated to be incurred in connection with the Form S-3 filing:

                  Securities and Exchange Commission Registration Fee                         $595
                  Printing                                                                   1,685
                  Accounting Services                                                        1,250
                  Legal Fees and Expenses                                                   14,400
                  Miscellaneous                                                                500
                                                                                            -------

                  Total Estimated Expenses:                                                $18,430

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation and By-laws of the Registrant require the Registrant to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the Maryland General Company Law (the "MGCL"). The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Registrant, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

ITEM 16. EXHIBITS

         4.1      Amended Articles of Incorporation of the Registrant,  filed as
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

         4.2 By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

         4.3 Form of Articles Supplementary, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A dated June 17, 1998, is incorporated by reference.

         5.1      Opinion of Miles & Stockbridge P.C. ("Miles & Stockbridge").

         5.2 Opinion of Miles & Stockbridge, filed as Exhibit 5.1 to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-57119), is incorporated by reference.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Miles & Stockbridge is incorporated by reference to
                  Exhibit 5.1 of this Registration Statement.

         23.3     Consent of Miles & Stockbridge is incorporated by reference to
                  Exhibit 5.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-57119).

         24.1 Power of Attorney is contained in the signature pages to this Registration Statement.

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that undertakings (1)(i) and
                           (1)(ii) above do not apply to this registration statement if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on September 25, 1998.

                                               URSTADT BIDDLE PROPERTIES INC.

                                               By:   /s/ Charles J. Urstadt
                                                     ---------------------------
                                                     Charles J. Urstadt,
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles J. Urstadt and James R. Moore, severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Charles J. Urstadt                                 September 25, 1998
---------------------------------------
Charles J. Urstadt
Chairman of the Board and
Chief Executive Officer

/s/ James R. Moore                                     September 25, 1998
---------------------------------------
James R. Moore
Executive Vice President, Chief
Financial Officer, Treasurer and
Secretary


---------------------------------------                September 25, 1998
E. Virgil Conway
Director


/s/ Robert R. Douglass                                September 25, 1998
---------------------------------------
Robert R. Douglass
Director

---------------------------------------                September 25, 1998
Peter Herrick
Director


/s/ George H.C. Lawrence                               September 25, 1998
---------------------------------------
George H.C. Lawrence
Director


/s/ Paul D. Paganucci                                  September 25, 1998
---------------------------------------
Paul D. Paganucci
Director


---------------------------------------                September 25, 1998
James O. York
Director


/s/ Charles D. Urstadt                                 September 25, 1998
---------------------------------------
Charles D. Urstadt
Director


/s/ Willing L. Biddle                                  September 25, 1998
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Willing L. Biddle
Director, President and Chief Operating
Officer

                                    EXHIBITS

           4.1    Amended Articles of Incorporation of the Registrant,  filed as
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

           4.2 By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19113), as amended, is incorporated by reference.

           4.3 Form of Articles Supplementary, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A dated June 17, 1998, is incorporated by reference.

           5.1    Opinion of Miles & Stockbridge P.C. ("Miles & Stockbridge").

           5.2 Opinion of Miles & Stockbridge, filed as Exhibit 5.1 to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-57119), is incorporated by reference.

          23.1    Consent of Arthur Andersen LLP.

          23.2    Consent of Miles & Stockbridge is incorporated by reference to
                  Exhibit 5.1 of this Registration Statement.

          23.3    Consent of Miles & Stockbridge is incorporated by reference to
                  Exhibit 5.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 33-57119).

          24.1 Power of Attorney is contained in the signature pages to this Registration Statement.